EXHIBIT 16.1

October 5, 1998

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4(a) of Form 8-K for the event that occurred on September 29, 1998, to be filed by our former client, Standard Automotive Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                                       Very truly yours,

                                                       /s/ BDO SEIDMAN, LLP

                                                       BDO SEIDMAN, LLP
                                                       Woodbridge, New Jersey